Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: sdoney@caneclark.com

October 3, 2012

WMX Group Holdings, Inc.
301 Yamato Road, Suite 1240

Boca Raton, Florida 33431

Re: WMX Group Holdings, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for WMX Group Holdings, Inc., a Florida corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 55,000,000 shares of the Company’s common stock (the “Shares”) which may be issued pursuant to the Company’s 2012 Equity Incentive Plan.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation and amendments thereto; (c) the Company's Bylaws and amendments thereto; (d) certain records of the Company's corporate proceedings as reflected in its minute books including resolutions of the board of directors approving the 2012 Equity Incentive Plan; (e) the 2012 Equity Incentive Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares have been validly authorized, and when the Registration Statement has become effective under the Act, such Shares will, when issued pursuant to the terms of the 2012 Equity Incentive Plan, be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

CANE CLARK LLP

/s/ Scott Doney

Scott Doney, Esq.

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, WMX Group Holdings, Inc.

Very truly yours,

CANE CLARK LLP

/s/ Scott Doney

Scott Doney, Esq.

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